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                                                              EXHIBIT 3.02
                            CERTIFICATE OF OWNERSHIP
                                  AND MERGER OF

                             CERIDIAN CORPORATION II
                            (A DELAWARE CORPORATION)

                                      INTO

                            NEW CERIDIAN CORPORATION
                            (A DELAWARE CORPORATION)


         Pursuant to Section 253 of the Delaware General Corporation Law, New Ceridian Corporation, a Delaware corporation ("New Ceridian"), the holder of 100% of the outstanding common stock, par value $.01 per share, of Ceridian Corporation II, a Delaware corporation ("Ceridian II"), and Ceridian II hereby adopt this Certificate of Ownership and Merger for the purpose of merging Ceridian II with and into New Ceridian (the "Merger") and do hereby certify that:

         FIRST: New Ceridian is the owner of all of the outstanding shares of common stock of Ceridian II, which has only one class of capital stock outstanding.

         SECOND: A copy of the resolutions of New Ceridian's Board of Directors authorizing the Merger, adopted as of February 14, 2001, is attached as Attachment A and incorporated by reference into this Certificate of Ownership and Merger. The Merger has been adopted, approved, certified, executed and acknowledged by New Ceridian in accordance with the laws of the State of Delaware.

         THIRD: A copy of the resolutions of the Board of Directors of Ceridian II authorizing the merger, adopted February 14, 2001, is attached as Attachment B and incorporated into this Certificate of Ownership and Merger. The Merger has been adopted, approved, certified, executed and acknowledged by Ceridian II in accordance with the laws of the State of Delaware.

         FOURTH: New Ceridian Corporation, a Delaware corporation, will be the surviving corporation.

         FIFTH: The Merger will become effective at 7:05 a.m., CST, on March 30, 2001.

         SIXTH: As of the effective time of the Merger, Article I of the Amended and Restated Certificate of Incorporation of New Ceridian is hereby amended to change New Ceridian's corporate name to "Ceridian Corporation."


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         IN WITNESS WHEREOF, the undersigned signatures shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the signatory's act and deed and that the facts stated herein are true.


Dated: March 30, 2001                NEW CERIDIAN CORPORATION,
                                     a Delaware corporation

                                     By:   /s/ Gary M. Nelson
                                        --------------------------------------
                                           Gary M. Nelson
                                     Its:  Vice President, General Counsel and
                                           Secretary


Dated: March 30, 2001                CERIDIAN CORPORATION II,
                                     a Delaware corporation

                                     By:   /s/ William E. McDonald
                                        --------------------------------------
                                           William E. McDonald
                                     Its:  Vice President and Secretary


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